Exhibit 10.2

AMENDMENT NO. 1 TO ADVISORY AGREEMENT

        THIS AMENDMENT NO. 1, dated as of March 10, 2004 (this “Amendment”) to the Advisory Agreement (the “Advisory Agreement”) dated as of October 12, 1999, by and between Senior Housing Properties Trust, a Maryland real estate investment trust (the “Company”), and Reit Management & Research LLC, a Delaware limited liability company, as successor to Reit Management and Research, Inc., a Delaware corporation (the “Advisor”).

        1.        Section 1 of the Advisory Agreement is hereby amended by adding a new paragraph at the end thereof reading as follows:

In performing its services hereunder with respect to the Company, the Advisor shall adhere to, and shall require its officers and employees in the course of providing such services to the Company to adhere to, the Company’s Code of Business Conduct and Ethics, as in effect from time to time. In addition, the Advisor shall make available to its officers and employees providing such services to the Company the procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters relating to the Company and for the confidential, anonymous submission by such officers and employees of concerns regarding questionable accounting or auditing matters relating to the Company, as set forth in the Company’s Procedures Regarding Concerns or Complaints about Accounting, Internal Accounting Controls or Auditing Matters, as in effect from time to time.

        2.       Section 9 of the Advisory Agreement is hereby amended as follows:

(a) Replacing the words “book value” in the second sentence of the second paragraph with the words “historical cost”.

(b) Adding a parenthetical in the first sentence of the second paragraph between the words “Assets” and “before” and in the second sentence of the second paragraph between the words “real estate” and “before” reading as follows:

(including capitalized closing costs and costs which may be allocated to intangibles or are unallocated)

(c) Replacing the word “paid” in the third and fourth paragraphs with the word “payable”.

        3.        Section 10 of the Advisory Agreement is hereby amended as follows:

(a) Deleting the words “Compensation for” from the heading.

(b) Moving the existing language of Section 10 to a new subsection “(b)".

(c) Adding a new subsection “(a)” at the beginning thereof reading as follows:

The Company hereby requests that the Advisor provide to the Company, and the Advisor hereby agrees to provide, an internal audit function meeting applicable requirements of the New York Stock Exchange and the Securities and Exchange Commission and otherwise in scope approved by the Company’s Audit Committee commencing as of October 1, 2003. As additional compensation payable pursuant to Section 10 to the Advisor for such additional services, the Company agrees to reimburse the Advisor, within 30 days of the receipt of the invoice therefor, for a pro rata share (as agreed to by the Independent Trustees from time to time) of the following costs of the Advisor:

(i) employment expenses of the Advisor’s internal audit manager and other employees of the Advisor actively engaged in providing internal audit services, including but not limited to salary, wages, payroll taxes and the cost of employee benefit plans; and

(ii) the reasonable travel and other out-of-pocket expenses of the Advisor relating to the activities of the Advisor’s internal audit manager and other of the Advisor’s employees actively engaged in providing internal audit services and the reasonable third party expenses which the Advisor incurs in connection with its provision of internal audit services.

        4.        This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

        5.        The provisions of this Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as an instrument under seal, as of the day and year first above written.

SENIOR HOUSING PROPERTIES TRUST By: /s/ David J. Hegarty Name: David J. Hegarty Title: President REIT MANAGEMENT & RESEARCH LLC By: /s/ John C. Popeo Name: John C. Popeo Title: Vice President